Exhibit 99.1

News Release

For Immediate Release

OvaScience Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass., January 6, 2015 — OvaScienceSM (NASDAQ: OVAS), a global life sciences company focused on the discovery, development and commercialization of new fertility treatments, announced today it has commenced an underwritten public offering of up to $85 million of shares of its common stock.  OvaScience intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of the common stock offered in the public offering.  All of the shares in the offering will be sold by OvaScience.

J.P. Morgan Securities LLC is acting as lead book runner for the offering.  Credit Suisse Securities (USA) LLC is also acting as joint book runner for the offering.  The offering is subject to market and other conditions and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

OvaScience intends to use the net proceeds from this offering to fund the expanded international launch of the AUGMENTSM treatment, planned international launch of the OvaPrimeSM treatment, development of the OvaTureSM treatment and pursuit of a potential accelerated development pathway, establishment of an international headquarters in the United Kingdom and additional subsidiaries, and for other general corporate purposes.

The public offering will be made pursuant to a shelf registration statement on Form S-3 that was previously filed with and declared effective by the Securities and Exchange Commission (SEC).  A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and will be available on the SEC’s website at www.sec.gov.  The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: +1 (866) 803-9204.  The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OvaScience

OvaScience (NASDAQ: OVAS) is a global life sciences company dedicated to improving fertility for women around the world.  OvaScience is discovering, developing and commercializing new fertility treatments because we believe women deserve more options.  Each OvaScience treatment is based on the Company’s proprietary technology platform that leverages the breakthrough discovery of egg precursor (EggPCSM) cells — immature egg cells found inside the protective ovarian lining.  The

AUGMENTSM treatment, a fertility option specifically designed to improve egg health, is available in certain IVF clinics in select international regions outside of the United States.  OvaScience is developing the OvaPrimeSM treatment, which could increase a woman’s egg reserve,  and the OvaTureSM treatment, a potential next-generation IVF treatment that could help a woman produce healthy, young, fertilizable eggs without hormone injections. For more information, please visit www.ovascience.com and connect with us on Twitter and Facebook.

Forward-Looking Statements

This press release includes forward-looking statements about OvaScience, including statements about OvaScience’s proposed public offering of securities and the intended use of proceeds therefrom, and the Company’s plans for an expanded international launch of the AUGMENTSM treatment, international launch of the OvaPrimeSM treatment, development of the OvaTureSM treatment and pursuit of a potential accelerated development pathway, and establishment of an international headquarters in the United Kingdom and additional subsidiaries. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: market conditions, the possibility that international IVF clinics that we work with may determine not to begin or continue providing the AUGMENT treatment for commercial or other reasons; our expectation that the AUGMENT treatment and OvaPrime treatment meet the requirements of a class of products exempt from premarket review and approval under applicable regulations in those countries where we have launched or plan to introduce the AUGMENT treatment and plan to introduce the OvaPrime treatment; the science underlying our treatment and treatments in development  (including the AUGMENT treatment, the OvaPrime treatment and the OvaTure treatment), which is unproven; our ability to obtain regulatory approval as necessary for our internationally launched fertility treatment and our potential fertility treatments; our ability to develop our potential fertility treatments, including the AUGMENT treatment, OvaPrime treatment and OvaTure treatment, on the timelines we expect, if at all; our ability to commercialize our treatments, including the AUGMENT treatment and OvaPrime treatment, on the timelines we expect, if at all; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q and/or Annual Report on Form 10-K. The forward-looking statements contained in this press release reflect our current views with respect to future events. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Contact:

Theresa McNeely

EVP, Chief Communications Officer

tmcneely@ovascience.com

617-299-7356

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